EXHIBIT 99.1


FOR  IMMEDIATE  RELEASE
The  Investor  Relations  Group
Investor  Contact:
John  Nesbett/Dian  Griesel
Media  Contact:
Mike  Graff
(212)  825-3210

                  SPACEDEV ORDERS SPACEX FALCON LAUNCH VEHICLE

POWAY, CA - NOVEMBER 22, 2005--SPACEDEV (OTCBB: SPDV) has signed a contract with SpaceX of El Segundo, CA to purchase specified launch services on a Falcon I launch vehicle. The launch vehicle is planned for multiple primary microsatellite payloads and multiple secondary nanosatellite payloads produced by SpaceDev or other suppliers. SpaceDev has tentatively scheduled the first launch for May 2008, with additional optional launches to follow.

With SpaceDev's capability to design, build, integrate and launch low cost high performance micro- and nano-satellites, SpaceDev now provides one stop shopping for responsive, affordable and reliable access to space for a wide variety of payloads. SpaceDev plans to launch a combination of microsatellites and nanosats on each Falcon launch. SpaceDev considers the Falcon I launch vehicle, which is capable of delivering more than 600kg (1200 pounds) to low earth orbit, to be one of the most cost-effective domestic launch vehicles currently available.

"By combining SpaceDev microsat expertise with the purchase and scheduling of low cost launches, SpaceDev is providing a unique service to the space industry. This action reduces risk for payload and microsat producers by making available relatively low cost launches for their products. In addition, we believe this action will further stimulate growth in the demand for SpaceDev micro- and nano-satellites," said Jim Benson, SpaceDev founding chairman and CEO. "SpaceDev is now in a position to simultaneously profit from building and from launching small high tech space vehicles."

"I met Jim Benson and visited SpaceDev when I first became interested in space as a business possibility," said Elon Musk, founder and CEO of SpaceX. "It is a pleasure to work with the team at SpaceDev - they have earned a reputation for doing things well and on-time. We expect to conduct our first successful launch of the Falcon I in the near future, and I look forward to SpaceDev being a significant long-term customer for our responsive and low cost launch vehicles."

 "SpaceDev's success in obtaining contracts to develop microsats and to conduct feasibility studies for multiple microsats and nanosats, as well as research commissioned by the California Space Authority, indicate that the demand for SpaceDev's type of low cost high performance space vehicles is increasing," concluded Benson. "We believe the bottleneck to more rapid growth in demand has been cheap access to space and that these plans are a significant step forward in removing that barrier."


ADDITIONAL  INFORMATION  AND  WHERE  TO  FIND  IT

SpaceDev filed a Form 8-K related to this transaction yesterday. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC at the SEC's web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by SpaceDev by contacting SpaceDev Investor Relations at (858) 375-2026.

ABOUT  SPACEDEV
SpaceDev (OTCBB: SPDV) is a high tech space development company that creates and sells affordable and innovative high tech space products and solutions to government and commercial enterprises. SpaceDev's innovations include the design, manufacture, marketing and operation of sophisticated micro- and


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nano-satellites. SpaceDev designs and builds safe hybrid rocket motor propulsion systems for future sub-orbital and orbital transportation systems for cargo and for possible human space flight. Upon founding SpaceDev in 1997, Jim Benson started the trend of successful computer entrepreneurs moving into the space development arena. For more information, visit www.spacedev.com.


Except for the factual statements made herein, the information contained in this news release consists of forward-looking statements that involve risks, uncertainties and assumptions that are difficult to predict. Words and expressions reflecting optimism and satisfaction with current prospects, as well as words such as "believe," "intends," "expects," "plans," "anticipates" and variations thereof, identify forward-looking statements, although their absence does not mean that a statement is not forward looking. Forward-looking statements are based on the Company's current expectations. Such forward-looking statements are not guarantees of performance, and the Company's actual results could differ materially from the Company's current expectations based on many factors that are directly or indirectly related to the items discussed above. Factors directly related to the subject of this release that could cause or contribute to such differences include risks and uncertainties associated with the Company's ability to contract with third party's for payloads to be carried by a proposed launch and risks and uncertainties related to the development and launch capabilities of the Falcon I launch vehicle. Reference is also made to other factors set forth in the Company's periodic reports filed with the Securities and Exchange Commission, including "Management's Discussion and Analysis" and other sections of the Company's most current Annual Report on Form 10-KSB and subsequent Quarterly Reports on Form 10-QSB. These forward-looking statements speak only as of the date of this release, and the Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release.


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